UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 9, 2020

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 110 Scottsdale, AZ 85260
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(480) 245-5960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2020, the Company received a loan in the amount of approximately $2.73 million from JPMorgan Chase Bank, N.A. (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) administered by the United States Small Business Administration (the “SBA”).  The PPP is part of the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”), which provides for forgiveness of up to the full principal amount and accrued interest of qualifying loans guaranteed under the PPP.

The Loan was granted pursuant to a Note dated April 9, 2020 issued by the Company.  The Note matures on April 11, 2022 and bears interest at a rate of 0.98 % per annum. Principal and accrued interest are payable monthly in equal installments through the maturity date, commencing on November 9, 2020, unless forgiven as described below. The Note may be prepaid at any time prior to maturity with no prepayment penalties.  Loan proceeds may only be used for the Company’s eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), rent, and utilities, in each case paid during the eight-week period following the Loan disbursement. However, at least 75 percent of the Loan proceeds must be used for eligible payroll costs. The Loan will be fully forgiven if (1) proceeds are used to pay eligible payroll costs, rent, and utilities and (2) full-time employee headcount and salaries are either maintained during the applicable eight-week period or restored by June 30, 2020. If not so maintained or restored, forgiveness of the Loan will be reduced in accordance with the regulations issued by the SBA.  The Company will carefully monitor all qualifying expenses and other requirements necessary to maximize loan forgiveness.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to its full text, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 15, 2020, the Company released a press release announcing the Loan and the date and time of its earnings conference call to report its first quarter 2020 financial results, which will be on Thursday, May 7, 2020 at 5:00 p.m. ET.

This press release is furnished by the Company pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

Exhibit Number	Description

10.1	Loan Note dated as of April 9, 2020 (the “Note”)
99.1	Press Release dated April 15, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: April 15, 2020	By:	/s/ Peter D. Holt
Name: Peter D. Holt
Title: President and Chief Executive Officer